UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Freeport-McMoRan Copper & Gold Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 11, 2009
Notice of Annual Meeting of Stockholders

Date: June 11, 2009 Time: 10:00 A.M. EST Location: Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801
Company number: Control number: The Company ticker is: FCX
Dear Stockholder:
Under the Securities and Exchange Commission rules, you are receiving this notice that proxy materials for the Freeport-McMoRan Copper & Gold Inc. 2009 annual meeting of stockholders, including the 2008 Annual Report, which includes annual financial statements, and the Proxy Statement, are available on the internet. Follow the instructions below to view the proxy materials and vote online or to request paper copies of the proxy materials. The items to be voted on by stockholders and the location of the annual meeting are on the reverse side of this form. Your vote is important.
This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
THE 2008 ANNUAL REPORT AND THE PROXY STATEMENT ARE AVAILABLE AT:
www.proxymaterial.com/fcx
1. At the above website you may view the 2008 Annual Report and the Proxy Statement (which contains details about the proposals to be voted on by stockholders.)
2. Once you have reviewed the proxy materials, you may VOTE your proxy by following the instructions at the above website.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 30, 2009 to facilitate timely delivery.
TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:
1 By TELEPHONE: Call (toll free) 800-732-6583 from anywhere in the USA and Canada and follow the instructions to log in and order the materials. You will need to enter the “control number” and “company number” which are found on this notice below your name and address.
2 By E-MAIL: Send an e-mail message with the words “Proxy Materials Request” in the subject line to the following address: proxymaterial@georgeson.com. Be sure to include your complete name and e-mail address and/or your street mailing address. You will need to include your “control number” and “company number” which are found on this notice below your name and address.
3 By INTERNET: Follow the instructions at www.proxymaterial.com/fcx. You will need to enter the “control number” and “company number” which are found on this notice below your name and address.

Freeport-McMoRan Copper & Gold Inc. Notice of
Annual Meeting to be Held on June 11, 2009
The annual meeting of stockholders will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Thursday, June 11, 2009, at 10:00 a.m. EST. If you plan to attend our 2009 annual meeting of stockholders, you can obtain directions to the Hotel du Pont online at the hotel’s website, www.hoteldupont.com/map-directions/index.cfm. The proposals to be voted on at the meeting are listed below, along with the recommendations of our Board of Directors.
The Board of Directors recommends that you vote “FOR” the following proposals:
•	Our proposal to elect sixteen directors;

•	Our proposal to ratify the appointment of our independent auditor; and

•	Our proposal to adopt the 2009 Annual Incentive Plan.
The Board of Directors recommends that you vote “AGAINST” the following proposal:
•	A stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to our Board of Directors, if presented at the meeting.
These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote over the internet or to request a paper or e-mail copy of the proxy materials.
Only the holders of record of our common stock on April 14, 2009, are entitled to notice of and to vote at the annual meeting. If you are a stockholder as of the record date, you may attend the annual meeting and vote in person. Information on how to obtain directions to attend the annual meeting are included above.
PLEASE NOTE: THIS FORM IS NOT A PROXY. To vote your shares you must vote online or request paper copies of the proxy materials to receive a proxy card. If you wish to vote at the meeting, you must bring proper identification and acceptable proof of ownership (i.e. a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date) if your shares are held of record by a broker, bank or other institution.